FOR IMMEDIATE RELEASE

Contact: James Spiezio
Beacon Power Corporation
978-694-9121
spiezio@beaconpower.com

BEACON POWER ANNOUNCES $10.6 MILLION INVESTMENT COMMITMENT

WILMINGTON, Mass., February 12, 2007 -- Beacon Power Corporation (NASDAQ: BCON) today announced that it has received commitments for $10.6 million of new investment in the Company. The capital will be used to fund ongoing operations, including, among other things, the expected completion of Beacon’s Smart Energy 25 flywheel development and the design of the first 20-megawatt frequency regulation power plant. The transaction is expected to close on February 15, 2007.

Investors agreed to purchase approximately 11.8 million units for $0.90 per unit, each of which consists of one share of the Company’s common stock, par value $0.01 per share, and a warrant to purchase 0.5 shares of the Company’s common stock at an exercise price of $1.33 per share. The net proceeds to the Company are expected to be approximately $9.8 million after deducting placement agency fees and estimated offering expenses.

The warrants are immediately separable from the units, and will be exercisable beginning six months and one day after the date of their issuance, and will expire on the fifth anniversary of the date of their issuance.

All of the units are being offered by Beacon Power under an effective shelf registration statement previously filed with the Securities and Exchange Commission. Merriman Curhan Ford & Co. acted as sole placement agent in this transaction.

About Beacon Power
Beacon Power Corporation designs and develops advanced products and services to support stable, reliable and efficient electricity grid operation. The Company’s primary business strategy is to commercialize its patented flywheel energy storage technology to perform frequency regulation services on the grid. Beacon’s Smart Energy Matrix, now being demonstrated on a scale-power level in two states, is a prototype for a non-polluting, megawatt-level, utility-grade flywheel-based solution that would provide sustainable frequency regulation services. Beacon is a publicly traded company with its research, development and manufacturing facility in the U.S. For more information, visit www.beaconpower.com.

Safe Harbor Statements under the Private Securities Litigation Reform Act of 1995:
Material contained in this press release may include statements that are not historical facts and are considered “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Beacon Power Corporation’s current views about future events and financial performances. These forward-looking statements are identified by the use of terms and phrases such as “believe,” “expect,” “plan,” “anticipate,” and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from Beacon Power Corporation’s expectation. These factors include: a short operating history; a history of losses and anticipated continued losses from operations; a need to raise additional capital combined with a questionable ability to do so; conditions in target markets; no experience manufacturing any product or supplying frequency regulation services on a commercial basis; limited commercial contracts for sales to date; the dependence of sales on the achievement of product development and commercialization milestones, including design modifications that may be needed following a recent malfunction that occurred while testing a prototype flywheel; the uncertainty of the political and economic climate, and the different electrical grid characteristics and requirements of any foreign countries into which Beacon hopes to sell or operate, including the uncertainty of enforcing contracts, the different market structures, and the potential substantial fluctuation in currency exchange rates in those countries; significant technological challenges to successfully complete product development; dependence on third-party suppliers; intense competition from companies with greater financial resources, especially from companies that are already in the frequency regulation market; possible government regulation that would impede the ability to market products or services or affect market size; the complexity and other challenges of arranging project finance and resources for one or more frequency regulation power plants; possible product liability claims and the negative publicity which could result; any failure to protect intellectual property; retaining key executives and the possible need in the future to hire and retain key executives; the recent volatility in the stock price of companies operating in the same sector. These factors are elaborated upon and other factors may be disclosed from time to time in Beacon Power Corporation’s filings with the Securities and Exchange Commission. Beacon Power Corporation expressly does not undertake any duty to update forward-looking statements.

Additional Note
This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration of qualification under the securities laws of any state.